Exhibit 32.2
CERTIFICATION

In connection with the annual report of Vanguard Minerals Corporation (the “Company”) on Form 10-KSB for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Vladimir Fedyunin, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), that:

1.	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the periods covered by the Annual Report.

Date: March 31, 2008
	By:	/s/ Vladimir Fedyunin
Vladimir Fedyunin
Chief Financial Officer